Exhibit 99.3

Consent to be Named as a Director Nominee

In connection with the filing by Iris Acquisition Corp II of the Registration Statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to being named in the Registration Statement and any and all amendments and supplements thereto as a nominee to the board of directors of Iris Acquisition Corp II. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Dated: December 12, 2025

Name:	Janie Yorio

/s/ Janie Yorio
Signature